Exhibit 99.1

May 14, 2026

To: Ontario Securities Commission

 Alberta Securities Commission

 British Columbia Securities Commission

RE: SPHERE 3D CORP. - ANNUAL MEETING OF SHAREHOLDERS HELD ON MAY 13, 2026 VOTING RESULTS

This report on the voting results of our Annual Meeting of Shareholders held on May 13, 2026 is made in accordance with Section 11.3 of National Instrument 51-102 - Continuous Disclosure Obligations. Each of the matters set out below is described in greater detail in the Notice of Meeting and Proxy Statement dated as of April 2, 2026.

1. Board Size

On a vote taken regarding board size, it was declared that the shareholders approved a resolution to set the size of the board at three members and to elect three directors. Voting results are as follows:

Votes For	% For	Votes Against	% Against
983,114	88.56	127,056	11.45

2. Election of Directors

  On a vote taken regarding the election of directors, it was declared that the shareholders elected the following nominees as directors of Sphere 3D Corp. for the ensuing year or until their successors are duly elected or appointed. Voting results are as follows:

Nominees	Votes For	% For	Votes Withheld	% Withheld
Timothy Hanley	202,566	92.91	15,464	7.09
Susan Harnett	204,293	93.70	13,737	6.30
Duncan J. McEwan	202,808	93.02	15,222	6.98

3. Ratification of Auditors

  On a vote taken regarding the auditors, it was declared that the shareholders approved the ratification of the selection of MaloneBailey LLP as auditors of Sphere 3D Corp. Voting results are as follows:

Votes For	% For	Votes Withheld	% Withheld
1,243,526	96.45	45,718	3.55

      No other matters were voted upon.

Yours very truly,

SPHERE 3D CORP.

"Jason Meretsky"

Jason Meretsky
Secretary of the Meeting